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                                                                 Exhibit 99.2(j)

                               CUSTODIAN AGREEMENT
                               -------------------

     THIS AGREEMENT is made as of the 30/th/ day of June, 2002 by and between
(i) MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP, a Delaware limited partnership with its principal place of business at One Tower Bridge, West Conshohocken, Pennsylvania, U.S.A. (the "Partnership"), acting through its general partner, MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, a Delaware limited partnership with its principal place of business at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania, U.S.A.(the "General Partner"), and (ii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, U.S.A. (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of the Private Placement Memorandum dated as of April 5, 2002 (as the same may be amended, supplemented or otherwise modified from time to time, the "Private Placement Memorandum") and the Amended and Restated Agreement of Limited Partnership dated as of July 1, 2002 (the "Limited Partnership Agreement"), the Partnership is authorized to offer certain of its limited partnership interests ("Limited Partnership Interests") to certain eligible investors and to invest the proceeds from such offering in pursuit of the investment objectives and in accordance with the restrictions set forth in the Private Placement Memorandum; and

     WHEREAS, pursuant to an Investment Advisory Agreement of even date herewith between Morgan Stanley AIP GP LP (the "Investment Adviser") and the Partnership, the General Partner on behalf of the Partnership has appointed the Investment Adviser to manage the investment and reinvestment of the assets of the Partnership; and

     WHEREAS, the General Partner desires to retain the Custodian to act as custodian of the assets of the Partnership and the Custodian is willing to provide such services to the Partnership upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.
           -----------------------------------------------------

     Pursuant to the authority contained in the Limited Partnership Agreement, the General Partner hereby employs the Custodian as the custodian of the assets of the Partnership, including securities which the General Partner desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The General Partner agrees to deliver or cause to be delivered to the Custodian or a sub-custodian all investments and cash, all payments of interest, and payments of principal or capital distributions received by it with respect to all investments from time to time, and the cash consideration received

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by the Partnership for Limited Partnership Interests as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Partnership not received or held by it or which it has been instructed to deliver to any third party and has so delivered such property in accordance with the terms of this Agreement.

     Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Partnership's Board of Directors (the "Board"). The Custodian may employ as sub-custodian for the Partnership's foreign securities the foreign banking institutions and foreign depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Partnership or the General Partner on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian shall not be liable for losses arising from the bankruptcy, insolvency or receivership of any non-Affiliated sub-custodian. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PARTNERSHIP
           HELD BY THE CUSTODIAN IN THE UNITED STATES.
           ------------------------------------------

     SECTION 2.1 HOLDING INVESTMENTS. The Custodian shall hold and segregate for
                 -------------------
the account of the Partnership all non-cash property, to be held by it in the United States, including all domestic investments owned by the Partnership, other than (a) investments which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.9.

     SECTION 2.2 DELIVERY OF INVESTMENTS. The Custodian shall release and
                 -----------------------
deliver U.S. investments owned by the Partnership held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions (as defined below), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (1) Upon sale of such investments for the account of the Partnership and receipt of payment therefor;

     (2) Upon the receipt of payment in connection with any repurchase agreement related to such investments entered into on behalf of the Partnership;

     (3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

     (4) To the depository agent, against a receipt, in connection with tender or other similar

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          offers for portfolio investments of the Partnership;

     (5) To the issuer thereof or its agent, against a receipt, when such investments are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     (6) To the issuer thereof, or its agent, against a receipt, for transfer into the name of the Partnership or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new investments are to be delivered to the Custodian;

     (7) Upon the sale of such investments for the account of the Partnership, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such investments prior to receiving payment for such investments except as may arise from the Custodian's own negligence or willful misconduct;

     (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the investments of the issuer of such investments, or pursuant to provisions for conversion contained in such investments, or pursuant to any deposit agreement, against a receipt; provided that, in any such case, the new investments and cash, if any, are to be delivered to the Custodian;

     (9) In the case of warrants, rights or similar investments, the surrender thereof in the exercise of such warrants, rights or similar investments or the surrender of interim receipts or temporary investments for definitive investments; provided that, in any such case, the new investments and cash, if any, are concurrently delivered to the Custodian or against a receipt;

     (10) For delivery in connection with any loans of investments made on behalf of the Partnership, but only against receipt of adequate forms of collateral as agreed upon from time to time by the Partnership or its delegate, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system, the Custodian will not be held liable or responsible for the delivery of investments owned by the Partnership prior to the receipt of such collateral;

     (11) For delivery as security in connection with any borrowings by the Partnership requiring a pledge of assets of the Partnership, but only against receipt of amounts borrowed;

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     (12) For delivery in accordance with the provisions of any agreement among the Partnership, the Custodian and a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Partnership;

     (13) For delivery in accordance with the provisions of any agreement among the Partnership, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Partnership; and

     (14) For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the investments to be delivered, and naming the person or persons to whom delivery of such investments shall be made.

     SECTION 2.3 REGISTRATION OF INVESTMENTS. U.S. investments held by the
                 ---------------------------
Custodian (other than bearer investments) shall be registered in the name of the Partnership or in the name of any nominee of the Partnership or of any nominee of the Custodian which nominee shall be assigned exclusively to the Partnership, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section
1. All investments accepted by the Custodian on behalf of the Partnership under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the General Partner directs the Custodian to maintain investments in "street name", the Custodian shall utilize its best efforts only to timely collect income due to the Partnership on such investments and to notify the General Partner on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate
                 -------------
bank account or accounts in the United States in the name of the Partnership, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Partnership, other than cash maintained by the Partnership in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act (as defined below). Funds held by the Custodian for the Partnership may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3,
                 --------------------
the Custodian shall collect on a timely basis all income and other payments with respect to United States investments held hereunder to which the Partnership shall be entitled either by law or pursuant to custom in the investments business, and shall collect on a timely basis all income and

                                       4

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other payments with respect to United States bearer investments if, on the date of payment by the issuer, such investments are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Partnership's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on investments held hereunder. Income due on United States investments of the Partnership loaned pursuant to the provisions of Section 2.2
(10) shall not be the responsibility of State Street Bank and Trust Company in its capacity as Custodian under this Agreement. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Partnership with such information or data as may be necessary to assist the Partnership in arranging for the timely delivery to the Custodian of the income to which the Partnership is properly entitled.

     SECTION 2.6 PAYMENT OF PARTNERSHIP MONIES. Upon receipt of Proper
                 -----------------------------
Instructions General Partner or the Investment Adviser, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Partnership in the following cases only:

     (1) Upon the purchase of U.S. investments, including options, futures contracts or options on futures contracts, for the account of the Partnership but only (a) against the delivery of such investments, including evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Partnership or in the name of a nominee of the Partnership or of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.9; or (d) in the case of repurchase agreements entered into between the Partnership and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the investments either in certificated form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such investments or (ii) against delivery of the receipt evidencing purchase on behalf of the Partnership of investments owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such investments from the Partnership; or (e) for transfer to a time deposit account of the Partnership in any bank, whether U.S. or foreign or any savings and loan; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank or savings and loan pursuant to Proper Instructions as defined in Section 6;

     (2) In connection with conversion, exchange or surrender of investments owned by the Partnership as set forth in Section 2.2 hereof;

     (3) For payment of the amount of dividends received in respect of investments sold short;

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     (4)  For the repurchase of Limited Partnership Interests issued by the
          Partnership as set forth in Section 5 hereof;

     (5) For the payment of any expense or liability incurred by the Partnership, including but not limited to the following payments for the account of the Partnership: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses thereof whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     (6) For the payment of any distributions by the Partnership declared in accordance with the Limited Partnership Agreement; and

     (7) For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     SECTION 2.7 APPOINTMENT OF AGENTS. Upon prior written notice to the General
                 ---------------------
Partner, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

     SECTION 2.8 DEPOSIT OF INVESTMENTS IN U.S. SECURITIES SYSTEMS. The
                 -------------------------------------------------
Custodian may deposit and/or maintain U.S. investments owned by the Partnership in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and only to the extent applicable and subject to the following provisions:

     (1) The Custodian may keep U.S. investments of the Partnership in a U.S. Securities System provided that such investments are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     (2) The records of the Custodian with respect to U.S. investments of the Partnership which are maintained in a U.S. Securities System shall identify by book-entry those investments belonging to the Partnership;

     (3) The Custodian shall pay for U.S. investments purchased for the account of the Partnership upon (i) receipt of advice from the U.S. Securities System that such investments have been transferred to the Account, and
          (ii) the

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          making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Partnership. The Custodian shall transfer U.S. investments sold for the account of the Partnership upon (i) receipt of advice from the U.S. Securities System that payment for such investments has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Partnership. Copies of all advices from the U.S. Securities System of transfers of U.S. investments for the account of the Partnership shall identify the Partnership, be maintained for the Partnership by the Custodian and be provided to the Partnership at its request. The Custodian shall furnish the Partnership confirmation of each transfer to or from the account of the Partnership in the form of a written advice or notice and shall furnish to the Partnership copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Partnership;

     (4) The Custodian shall provide the Partnership with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding U.S. investments deposited in the U.S. Securities System.

     SECTION 2.9  PARTNERSHIP ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER
                  -------------------------------------------------------
SYSTEM. The Custodian may deposit and/or maintain investments owned by the
------
Partnership in the Direct Paper System of the Custodian subject to the following provisions:

     (1) No transaction relating to investments in the Direct Paper System will be effected in the absence of Proper Instructions;

     (2) The Custodian may keep investments of the Partnership in the Direct Paper System only if such investments are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     (3) The records of the Custodian with respect to investments of the Partnership which are maintained in the Direct Paper System shall identify by book-entry those investments belonging to the Partnership;

     (4) The Custodian shall pay for investments purchased for the account of the Partnership upon the making of an entry on the records of the Custodian to reflect such payment and transfer of investments to the Account of the Partnership. The Custodian shall transfer investments sold for the account of the Partnership upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Partnership;

     (5) The Custodian shall furnish the General Partner confirmation of each transfer of Direct Paper to or from the account of the Partnership, in the form of a written advice or notice, on the next business day following such transfer and shall furnish to the General Partner copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Partnership;

     (6) The Custodian shall provide the General Partner with any report on its system of internal accounting control as the General Partner may reasonably request from time

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          to time.

     SECTION 2.10 SEGREGATED ACCOUNT. The Custodian shall establish and maintain
                  ------------------

a segregated account or accounts for and on behalf of the Partnership, into which account or accounts shall be transferred cash and/or investments, including investments maintained in an account by the Custodian pursuant to
Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the Partnership, the Custodian and a broker-dealer which is a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange
Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Partnership, (ii) for purposes of segregating cash or government investments in connection with options purchased, sold or written by the Partnership or commodity futures contracts or options thereon purchased or sold by the Partnership or short-sales, (iii) for the purpose of compliance by the Partnership with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC") or interpretive opinion of the staff of the SEC, relating to the maintainance of segregated accounts by registered investment companies, and (iv) for other proper corporate purposes.

     SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall
                  ---------------------------------------
execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to U.S. investments of the Partnership held by it and in connection with transfers of such investments.

     SECTION 2.12 PROXIES. The Custodian shall, with respect to the U.S.
                  -------
investments held hereunder, cause to be promptly executed by the registered holder of such investments, if the investments are registered otherwise than in the name of the Partnership or a nominee of the Partnership, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Partnership such proxies, all proxy soliciting materials and all notices relating to such investments.

     SECTION 2.13 COMMUNICATIONS RELATING TO PARTNERSHIP INVESTMENTS. Subject to
                  --------------------------------------------------
the provisions of Section 2.3, the Custodian shall transmit promptly to the Partnership all written information (including, without limitation, pendency of calls and maturities of U.S. investments and expirations of rights in connection therewith and notices of exercise of call and put options written by the Partnership and the maturity of futures contracts purchased or sold by the Partnership) received by the Custodian from issuers of the U.S. investments being held for the Partnership. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Partnership all written information received by the Custodian from issuers of the U.S. investments whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Partnership desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the General Partner shall notify the Custodian by Proper Instructions prior to the deadline established by the Custodian for receipt of such instructions; however, the Custodian will use its best efforts to take such action as promptly as the General Partner may request.

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SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7
           --------------------------------------------

     SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the following
                  -----------
capitalized terms shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Partnership's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Partnership's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

"1940 Act" means the Investment Company Act of 1940, as amended.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
                  ----------------------------------------

          3.2.1   DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The
                  ------------------------------------------------------
Partnership, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Partnership.

          3.2.2   COUNTRIES COVERED. The Foreign Custody Manager shall be
                  -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Partnership with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible

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Foreign Custodians selected by the Foreign Custody Manager to maintain the
Partnership's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Partnership of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Partnership shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Partnership with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Partnership with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Partnership. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Partnership, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Partnership with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3   SCOPE OF DELEGATED RESPONSIBILITIES:
                  -----------------------------------

     (a)  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of
          ----------------------------------------
this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b)  CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody
          ------------------------------------------
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

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     (c)  Monitoring. In each case in which the Foreign Custody Manager
          ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4  Guidelines for the Exercise of Delegated Authority. For
                 --------------------------------------------------
purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Partnership.

          3.2.5  Reporting Requirements. The Foreign Custody Manager shall
                 ----------------------
report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Partnership described in this
Section 3.2 after the occurrence of the material change.

          3.2.6  Standard of Care as Foreign Custody Manager of the Partnership.
                 --------------------------------------------------------------
In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7  Representations with Respect to Rule 17F-5. The Foreign Custody
                 ------------------------------------------
Manager represents to the Partnership that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Partnership represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Partnership.

          3.2.8  Effective Date and Termination of the Custodian as Foreign
                 ----------------------------------------------------------
Custody Manager. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Partnership shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Partnership with respect to designated countries.

     Section 3.3 Eligible Securities Depositories.
                 --------------------------------

           3.3.1  Analysis and Monitoring. The Custodian shall (a) provide the
                  -----------------------
Partnership (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Partnership (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

           3.3.2  Standard of Care. The Custodian agrees to exercise reasonable
                  ----------------
care, prudence and diligence in performing the duties set forth in Section
3.3.1.

Section 4. Duties of the Custodian with Respect to Property of the Partnership
           -------------------------------------------------------------------
           Held Outside the United States
           ------------------------------

     Section 4.1  Definitions. As used throughout this Agreement, the following
                  -----------
capitalized terms shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     Section 4.2. Holding Securities. The Custodian shall identify on its books
                  ------------------
as belonging to the Partnership the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Partnership, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Partnership which are maintained in such account shall identify those securities as belonging to the Partnership and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     Section 4.3. Foreign Securities Systems. Foreign securities shall be
                  --------------------------
maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. Transactions in Foreign Custody Account.
                  ---------------------------------------

          4.4.1.  Delivery of Foreign Assets. The Custodian or a Foreign
                  --------------------------
Sub-Custodian shall release and deliver foreign securities of the Partnership held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Partnership in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Partnership;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Partnership requiring a pledge of assets by the Partnership;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)    in connection with the lending of foreign securities; and

     (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

          4.4.2. Payment of Partnership Monies. Upon receipt of Proper
                 -----------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Partnership in the following cases only:

     (i) upon the purchase of foreign securities for the Partnership, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Partnership;

     (iii) for the payment of any expense or liability of the Partnership, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Partnership, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

     (vii)   in connection with the borrowing or lending of foreign securities;
             and

     (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

          4.4.3. Market Conditions. Notwithstanding any provision of this
                 -----------------
Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Partnership and delivery of Foreign Assets maintained for the account of the Partnership may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. Registration of Foreign Securities. The foreign securities
                  ----------------------------------
maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Partnership or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Partnership agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Partnership under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6  Bank Accounts. The Custodian shall identify on its books as
                  -------------
belonging to the Partnership cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Partnership with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Partnership. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. Collection of Income. The Custodian shall use reasonable
                  --------------------
commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Partnership shall be entitled and shall credit such income, as collected, to the Partnership. In the event that extraordinary measures are required to collect such income, the Partnership and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     SECTION 4.8  Shareholder Rights. With respect to the foreign securities
                  ------------------
held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Partnership acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Partnership to exercise shareholder rights.

     Section 4.9.  Communications Relating to Foreign Securities. The Custodian
                   ---------------------------------------------
shall transmit promptly to the Partnership written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Partnership (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Partnership written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Partnership at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

     Section 4.10. Liability of Foreign Sub-Custodians. Each agreement pursuant
                   -----------------------------------
to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Partnership's election, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Partnership has not been made whole for any such loss, damage, cost, expense, liability or claim.

     Section 4.11  Tax Law. The Custodian shall have no responsibility or
                   -------
liability for any obligations now or hereafter imposed on the Partnership or the Custodian as custodian of the Partnership by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Partnership to notify the Custodian of the obligations imposed on the Partnership or the Custodian as custodian of the Partnership by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Partnership with respect to any claim for exemption or refund under the tax law of countries for which the Partnership has provided such information.

     Section 4.12. Liability of Custodian. The Custodian shall be liable for the
                   ----------------------
acts or omissions of a Foreign Sub-

Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

Section 5.  Payments for Repurchases and Sales of Limited Partner Interests of
            -------------------------------------------------------------------
            the Partnership.
            ---------------

        From such funds as may be available for the purpose but subject to the limitations of the Private Placement Memorandum, the Custodian shall, upon receipt of instructions from the General Partner, make funds available to the Partnership at an account of the Partnership for payment to holders of Limited Partnership Interests who have delivered to the Partnership a request for repurchase of their Limited Partnership Interests.

Section 6.  Proper Instructions.
            -------------------

        Proper Instructions as used herein means a writing signed or initialed on behalf of the General Partner or the Investment Adviser or by one or more person or persons as the General Partner or the Investment Adviser, as the case may be, shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The General Partner or the Investment Adviser, as the case may be, shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the General Partner accompanied by a detailed description of procedures approved by the General Partner, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each of the General Partner and the Custodian is satisfied that such procedures afford adequate safeguards for the Partnership's assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10. The Custodian shall have no obligation to determine if any Proper Instructions received by it from the General Partner or the Investment Adviser, as the case may be, or any action taken by it in accordance therewith comply with the investment policies, restrictions or guidelines applicable to the Partnership, the General Partner or any other term or condition of the Private Placement Memorandum or Limited Partnership Agreement.

Section 7.  Actions Permitted Without Express Authority.
            -------------------------------------------

        The Custodian may in its discretion, without express authority from the General Partner:

        (1) make payments to others for minor transactional expenses of handling investments or other similar items relating to its duties under this Agreement, provided that all
                                  --------
             such payments shall be accounted for to the Partnership;

      (2) surrender investments in temporary form for investments in definitive form;

      (3) endorse for collection, in the name of the Partnership, checks, drafts and other negotiable instruments; and

      (4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the investments and property of the Partnership except as otherwise directed by the General Partner.

Section 8.   Evidence of Authority.
             ---------------------

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the General Partner, the Partnership or the Investment Adviser. The Custodian may receive and accept a certified copy of an instruction of the General Partner, the Partnership or the Investment Adviser, as the case may be, as conclusive evidence (a) of the authority of any person to act in accordance with such instruction or (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

Section 9.   Duties of Custodian with Respect to the Books of
             Account and Calculation of Net Asset Value and Net Income.
             ---------------------------------------------------------

         The Custodian shall cooperate fully with and supply information reasonably requested to the entity or entities appointed by the General Partner to keep the books of account of the Partnership and/or compute the Net Asset Value of the Partnership's assets in accordance with the Private Placement Memorandum.

Section 10.  Records.
             -------

         The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Partnership under the 1940 Act, with particular attention to
Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Partnership and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Partnership and General Partner. The Custodian shall, at the General Partner's request, supply the Partnership with a tabulation of Securities owned by the Partnership and held by the Custodian and shall, when requested to do so by the General Partner and for such compensation as shall be agreed upon between the General Partner and the Custodian, include certificate numbers in such tabulations.

SECTION 11.  Opinion of Partnership's Independent Accountant.
             -----------------------------------------------

         The Custodian shall take all reasonable action, as the General Partner may from time to time request, to obtain from year to year favorable opinions from the Partnership's independent accountants with respect to its activities hereunder in connection with the preparation of the Partnership's Form N-2 and any annual or semiannual reports to the SEC and with respect to any other requirements thereof.

Section 12.  Compensation of Custodian.
             -------------------------

         The Custodian shall be entitled to reasonable compensation for its services as Custodian, as agreed upon from time to time between the General Partner and the Custodian. In addition, the Partnership shall reimburse the Custodian for its reasonable documented expenses.

Section 13.  Responsibility of Custodian.
             ---------------------------

         Except in the event of fraud or forgery by the Custodian, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement. It shall be kept indemnified by and shall be without liability to the Partnership or the General Partner for any action taken or omitted by it in good faith without negligence, willful misconduct and fraud. The Partnership and General Partner hereby agree to indemnify and hold harmless the Custodian from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian arising out of any failure of the Partnership to comply with the United States investments laws. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Partnership or General Partner) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be entitled to rely upon, and shall have no duty of inquiry with respect to, the accuracy of any representation or warranty given to it under this Agreement by the Partnership, the General Partner or the Investment Adviser and shall be without liability for any action reasonably taken or omitted by it in reliance thereon. The Custodian shall be without liability to the Partnership or General Partner for any loss, liability claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including, without limitation, nationalization, expropriation, currency restrictions, or acts of war, revolution or terrorism.

         Except as may arise from the Custodian's own negligence or willful misconduct or fraud or the negligence or willful misconduct or fraud of a sub-custodian or agent, the Custodian shall be without liability to the Partnership for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the nationalization or expropriation of assets, the imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Partnership, the General Partner or the Investment Adviser in their instructions to the Custodian provided such instructions have been given in accordance with this Agreement (and provided that the error in question was not the result of an earlier error of the Custodian); (iii) the insolvency of or acts or omissions by a Securities System;
(iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance of payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body, in each instance other than the Custodian, in charge of registering or transferring securities in the name of the Custodian, the Partnership, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

         If the Partnership requires the Custodian to take any action with respect to investments, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Partnership being liable for the payment of money or incurring liability of some other form, the Partnership, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         None of the Custodian or the Custodian's affiliates, subsidiaries or agents shall have any responsibility to advance cash or securities to the Partnership. However, if the Custodian (or any affiliate, subsidiary or agent of the Custodian) advances cash or investments for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of the Partnership or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement with respect to the Partnership, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Partnership shall be security therefor and should the Partnership fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Partnership's assets to the extent necessary to obtain reimbursement.

         In no event shall either party to this Agreement be liable for indirect, special or consequential damages.

Section 14.   Data Access SErvices Addendum
              -----------------------------

         The Data Access Services Addendum to this Agreement shall be incorporated by reference into this Agreement. The Partnership and General Partner acknowledge that the data and information it will be accessing from the Custodian is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the account and other causes for which the Custodian will not be liable to the Partnership or General Partner.

Section 15.   Effective PERIOD, Termination and Amendment.
              -------------------------------------------

         This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party such termination to take effect, in the case of a termination by the Partnership, not sooner than thirty (30) days after the date of such delivery or mailing, and, in the case of a termination by the Custodian, not sooner than ninety (90) days after the date of such delivery or mailings.

         Upon termination of the Agreement, the Partnership shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

Section 16.   Successor Custodian.
              -------------------

         If a successor custodian for the Partnership shall be appointed by the General Partner, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all investments of the Partnership then held by it hereunder and shall transfer to an account of the successor custodian all of the investments of the Partnership held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a instruction of the General Partner, deliver at the office of the Partnership such investments, funds and other properties in accordance with such instruction.

         In the event that no written order designating a successor custodian or certified copy of an instruction of the General Partner shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank doing business in Boston, Massachusetts, or New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than U.S.$1.0 billion, all investments, funds and other properties held by the Custodian on behalf of the Partnership and all instruments held by the Custodian relative

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

thereto and all other property held by it under this Agreement on behalf of the Partnership and to transfer to an account of such successor custodian all of the investments of the Partnership held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

         In the event that investments, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Partnership or General Partner to procure the certified copy of the instruction referred to or of the Partnership or General Partner to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such investments, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

Section 17.   Interpretive and Additional Provisions.
              --------------------------------------

         In connection with the operation of this Agreement, the Custodian and the General Partner on behalf of the Partnership, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 18.   Massachusetts Law to Apply.
              --------------------------

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

Section 19.   Prior Agreements.
              ----------------

         This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Partnership and the Custodian relating to the custody of the Partnership's assets.

Section 20.   Assignment.
              ----------

         This Agreement may not be assigned by the Custodian without the written consent of the General Partner on behalf of the Partnership.

Section 21.   Confidentiality.
              ---------------

         None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

Section 22.   Notices.
              -------

         Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Partnership:       Morgan Stanley institutional Fund of Hedge Funds LP
                          One Tower Bridge
                          100 Front Street, Suite 1100
                          West Conshohocken, PA  19428-2881
                          Attention: Noel Langlois
                          Telephone: 610-260-7600
                          Telecopy: 610-260-7171

With a copy to:           Morgan Stanley Alternative Investment Partners LP
                          One Tower Bridge
                          100 Front Street, Suite 1100
                          West Conshohocken, PA  19428-2881
                          Attention:  R. Putnam Coes III
                          Telephone: 610-260-7600
                          Telecopy: 610-260-7171

To the Custodian:         State Street Bank and Trust Company
                          C/o State Street Fund Services Toronto, Inc.
                          30 Adelaide Street East
                          Toronto, Ontario  M5C3G6
                          Canada
                          Attention:  Ronald Robertson
                          Telephone:  401-956-2403
                          Telecopy:   401-601-3693

         Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

Section 23.  Shareholder Communications.
             --------------------------

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Partnership to indicate whether it authorizes the Custodian to provide the Partnership's name, address, and share position to requesting companies whose securities the
Partnership owns. If the Partnership tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Partnership tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Partnership as consenting to disclosure of this information for all securities owned by the Partnership or any funds or accounts established by the Partnership. For the Partnership's protection, the Rule prohibits the requesting company from using the Partnership's name and address for any purpose other than corporate communications. Please indicate below whether the Partnership consents or objects by checking one of the alternatives below.

         YES [_] The Custodian is authorized to release the Partnership's name, address, and share positions.

      NO  [x]       The Custodian is not authorized to release the
                       Partnership's name, address, and share positions.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                                 Signature Page
                                 --------------

         In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the day and year first written above.

                            Morgan Stanley Institutional Fund of Hedge Funds LP

                                By:  Morgan Stanley Alternative Investment
                                Partners LP, its general partner

                                By:  Morgan Stanley AIP GP LP, its general
                                partner

                                By: Morgan Stanley Alternative Investments Inc., its general partner

                                By:   __________________________________________
                                      Name:
                                      Title:

                            State Street Bank and Trust Company

                                By:   __________________________________________
                                      Name:
                                      Title: